EXHIBIT 99.4
Healthwarehouse.com, Inc.

Condensed Financial Statements
March 31, 2009
(unaudited)

TABLE OF CONTENTS

Unaudited Financial Statements:

Condensed Balance Sheet	1

Condensed Statements of Operations	2

Condensed Statements of Cash Flows	3

Notes to Condensed Financial Statements	4-7

Healthwarehouse.com, Inc.
Condensed Balance Sheets
March 31, 2009
(unaudited)

Assets

Current assets:
Cash	$423,776
Accounts receivable	23,596
Inventory	111,987

Total Current Assets	559,359

Property and equipment, net	376,383

Deferred transaction costs	265,000

Other assets:	48,441

Total Assets	$1,249,183

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable:
Trade	$326,089
Related party	745,567

Total Current Liabilities	1,071,656

Stockholders' Equity

Class A common stock; par value of $0 per share; 1,400,000 shares authorized, 1,060,000 issued and outstanding	129,000
Class B common stock; par value of $0 per share; 100,000 shares authorized, 40,608 issued and outstanding	903,528

Accumulated deficit	(855,001)

Total Stockholders' Equity	177,527

Total Liabilities and Stockholders' Equity	$1,249,183

The accompanying notes are an integral part of these condensed financial statements.

Healthwarehouse.com, Inc.
Condensed Statements of Operations
(unaudited)

	For the three months ended March 31, 2009	For the three months ended March 31, 2008

Revenue	$756,171	$109,349

Cost of sales	573,689	77,918

Gross Profit	182,482	31,431

Selling, general and administrative expenses	359,899	105,942

Operating Loss	(177,417)	(74,511)

Other income:
Interest income	375	-

Net Loss	$(177,042)	$(74,511)

The accompanying notes are an integral part of these condensed financial statements.

Healthwarehouse.com, Inc.
Condensed Statements of Cash Flows
(unaudited)

	For the three months ended March 31, 2009	For the three months ended March 31, 2008

Cash flows provided by operating activities:

Net loss	$(177,042)	$(74,512)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,612	-
Effects of change in operating assets and liabilities:
Accounts receivable	(14,779)	5,401
Inventory	(27,507)	-
Accounts payable	534,929	150,440
Sales tax payable	-	(105)
Deferred transaction cost	(265,000)	-
Net cash provided by operating activities	61,213	81,225

Cash flows used in investing activities:
Capital Expenditures	(26,601)	(150,000)
Web site development costs	(18,969)	(63,335)

Net cash used in investing activities	(45,570)	(213,335)

Cash flows provided by financing activities:
Sale of Common Stock	50,196	170,000

Net cash provided by financing activities	50,196	170,000

Net Change in cash	65,839	37,890

Cash - beginning of period	357,937	32,828

Cash - end of period	$423,776	$70,718

The accompanying notes are an integral part of these condensed financial statements.

Healthwarehouse.com, Inc.
Notes to the Condensed Financial Statements
March 31, 2009
(unaudited)

1.	SIGNIFICANT ACCOUNTING POLICIES:

Nature of operations
On March 6, 2007, Healthwarehouse.com, Inc. (the “Company” or “HW”) was formed. The Company is a distributor of medical supplies throughout the United States.  The general offices and warehouse are located in Cincinnati, Ohio.  The products are marketed and sold through the internet.

Basis of Presentation
The accompanying financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. They should be read in conjunction with the financial statements and related notes to the financial statements of the Company as of December 31, 2008 and for the year then ended, as previously filed on Form 8-K on May 15, 2009. The unaudited interim financial statements as of March 31, 2009 and for the three months then ended have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and note disclosures normally included in the annual financial statements have been condensed or omitted pursuant to those rules and regulations, although the Company's management believes the disclosures made are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair statement of the result of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year.

Recently-issued Accounting Pronouncements
On October 10, 2008, the Financial Accounting Standards Board (“FASB”) issued Staff Position (“FSP”) FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active.” FSP FAS 157-3 clarifies the application of FASB Statement No. 157 in a market that is not active. The guidance is primarily focused on addressing how the reporting entity’s own assumptions should be considered when measuring fair value when relevant observable inputs does not exist; how available observable inputs in a market that is not active should be considered when measuring fair value; and how the use of market quotes should be considered when assessing the relevance of observable and unobservable inputs available to measure fair value. The adoption of FSP FAS 157-3 did not have a material impact on the Company’s financial statements.

In June 2008, the Emerging Issues Task Force (“EITF”) reached a consensus in Issue No. 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-5”). EITF 07-5 addresses the determination of whether an instrument (or an embedded feature) is indexed to an entity’s own stock, which is the first part of the scope exception in paragraph 11(a) of FASB Statement No. 133. EITF 07-5 is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early application is not permitted. The adoption of EITF 07-5 did not have a material impact on the Company's results of operations and financial condition.

Healthwarehouse.com, Inc.
Notes to the Condensed Financial Statements
March 31, 2009
(unaudited)

In May 2008, the FASB issued Statement No. 162 “The Hierarchy of Generally Accepted Accounting Principles.” The current hierarchy of generally accepted accounting principles is set forth in the American Institute of Certified Accountants (AICPA) Statement of Auditing Standards (SAS) No. 69, “The meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. FASB Statement No. 162 is intended to improve financial reporting by identifying a consistent framework or hierarchy for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles for nongovernmental entities. FASB Statement No. 162 is effective 60 days following the SEC’s approval of the Public Company Oversight Board Auditing amendments to SAS 69. The Company does not anticipate that FASB Statement No. 162 will have a material effect on its results of operations or financial position.

In March 2008, the FASB issued Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133,” to require enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. FASB Statement No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early adoption encouraged. The adoption of FASB Statement No. 161 did not have a material impact on the Company's consolidated results of operations and financial condition.

In December 2007, the FASB issued Statement No. 141R, “Business Combinations” (“SFAS 141R”), which replaces Statement No. 141, “Business Combinations.” FASB Statement No. 141R establishes principles and requirements for determining how an enterprise recognizes and measures the fair value of certain assets and liabilities acquired in a business combination, including noncontrolling interests, contingent consideration, and certain acquired contingencies. FASB Statement No. 141R also requires acquisition-related transaction expenses and restructuring costs be expensed as incurred rather than capitalized as a component of the business combination. FASB Statement No. 141R will be applicable prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. FASB Statement No. 141R would have an impact on accounting for any businesses acquired after the effective date of this pronouncement.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements.” FASB Statement No. 157 establishes a single definition of fair value and a framework for measuring fair value, sets out a fair value hierarchy to be used to classify the source of information used in fair value measurements, and requires new disclosures of assets and liabilities measured at fair value based on their level in the hierarchy. This statement applies under other accounting pronouncements that require or permit fair value measurements. In February 2008, the FASB issued FSPs No. 157-1 and No. 157-2, which, respectively, remove leasing transactions from the scope of FASB Statement No. 157 and defer its effective date for one year relative to certain nonfinancial assets and liabilities. As a result, the application of the definition of fair value and related disclosures of FASB Statement No. 157 (as impacted by these two FSPs) was effective for the Company beginning January 1, 2008 on a prospective basis with respect to fair value measurements of (a) nonfinancial assets and liabilities that are recognized or disclosed at fair value in its financial statements on a recurring basis (at least annually) and (b) all financial assets and liabilities. This adoption did not have a material impact on the Company’s consolidated results of operations or financial condition. The remaining aspects of FASB Statement No. 157 for which the effective date was deferred under FSP No. 157-2. Areas impacted by the deferral relate to nonfinancial assets and liabilities that are measured at fair value, but are recognized or disclosed at fair value on a nonrecurring basis. This deferral applies to such items as nonfinancial assets and liabilities initially measured at fair value in a business combination (but not measured at fair value in subsequent periods) or nonfinancial long-lived asset groups measured at fair value for an impairment assessment. The effects of these remaining aspects of FASB Statement No. 157 are to be applied to fair value measurements prospectively beginning January 1, 2009. The adoption of these pronouncements did not have a material impact on the Company's consolidated results of operations or financial condition.

Healthwarehouse.com, Inc.
Notes to the Condensed Financial Statements
March 31, 2009
(unaudited)

2.	TRANSACTIONS WITH RELATED PARTIES:

The Company purchases inventory from various related companies that are owned by shareholders of the Company.   The Company purchased $508,542 for the three months ended March 31, 2009 and $89,646 for the three months ended March 31, 2008 of its inventory from related parties, and was charged freight and related fulfillment expenses from the related parties.

At March 31, 2009, the Company has $745,567 included in accounts payable that is due to these related parties.

During 2008, the Company entered into a lease agreement to rent warehouse and office space from a related party.  The related party is owned by a shareholder of the Company.  Monthly payments of $5,567 are required under the lease.  The lease expires in March 2011 with an option to renew for an additional two years.  Rent expense for the three months ended March 31, 2009 was $16,701. Future lease commitments are as follows under the lease:

April 1, 2009-December 31, 2009	$50,103
January 1, 2010-December 31, 2010	66,804
January 1, 2011-March 31, 2011	16,701
$133,608

3.	STOCKHOLDERS’ DEFICIENCY:

The Company has two classes of capital stock: Class A Common Stock and Class B Common Stock. In general, the voting, dividend, liquidation and other rights of holders of Class A and Class B shares are identical. All shares of Common Stock vote together as a single class and are entitled to one vote per share. The holders of shares of Common Stock share ratably in dividends when and as declared by the Company’s board of directors out of funds legally available. Any such dividends may be paid in cash, property or shares of Common Stock.  Management of the Company does not anticipate payment of dividends for the foreseeable future.  No shares of Common Stock have preemptive rights.

Upon the occurrence of a liquidation event (includes both liquidation or sale of the Company by merger or sale of assets), the holders of Class B shares are entitled to receive a preferential distribution of $22.25 per Class B share plus the amount of all declared but unpaid dividends attributable to the Class B share, prior to distribution of the remaining assets of the Company available for distribution ratably to the holders of shares of Common Stock as a single class.

Healthwarehouse.com, Inc.
Notes to the Condensed Financial Statements
March 31, 2009
(unaudited)

4.	SUBSEQUENT EVENTS

On May 12, 2009, in contemplation of the following acquisition, the Company placed $1.2 million in convertible promissory notes with a 3.25% annual interest rate, payable quarterly. These notes may be converted into common stock at the discretion of the Company at such time as the underlying common shares are registered for sale.  If converted in full, the note holders will receive 14,533,982 of common shares of shares of the Company subsequent to transactions discussed below. In connection with the notes, shares of the Company subsequent to transactions discussed below issued a warrant to purchase 927,833 shares of common stock for $1,000.  The Company also issued two warrants, each warrant permitting the holder to purchase 3,570,182 shares of common stock for $200,000. The first warrant expires on June 30, 2009 and the second warrant expires on December 31, 2009. All warrants must be exercised for the full amount of the warrant.  The Company recognized a debt discount related to the sale of one $200,000 convertible promissory note in the amount of $200,000, which will be amortized over the two year term of the note. The Company also executed a subscription agreement with a shareholder which contractually bound the shareholder to purchase two tranches of 5,284,698 common shares for $400,000 each.  The purchases are scheduled to occur on or before June 30, 2009 for the first tranche and on or before December 31, 2009 for the second tranche.

On May 14, 2009, the Company completed a share exchange transaction with Clacendix, Inc. (“Clacendix”) pursuant to the terms of a Securities Exchange Agreement, dated as of May 14, 2009.  Pursuant to the Securities Exchange Agreement, Clacendix issued 155,194,563 shares of its common stock, par value $.001 per share, in exchange for all the outstanding capital stock of HW.  At closing, stockholders of HW received approximately 141.008 shares of Clacendix common stock for each share of class A common stock and class B common stock of HW in the share exchange transaction.  The share exchange transaction is being accounted for as a reverse acquisition since the former shareholders of HW own a majority of the outstanding shares of Clacendix stock immediately following the transaction.